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                                                                       EXHIBIT 3



[GRUBB & ELLIS LOGO]                                               MEDIA RELEASE
Property Solutions Worldwide



FOR IMMEDIATE RELEASE                     CONTACT: Janice McDill, 847.753.7678
                                                   janice.mcdill@grubb-ellis.com


          GRUBB & ELLIS COMPANY EXPANDS CREDIT FACILITY TO $60 MILLION,
                         ENHANCES FINANCIAL FLEXIBILITY

NORTHBROOK, Ill., (March 31, 2005) -- Grubb & Ellis Company (OTC: GBEL), one of the leading providers of integrated real estate services, announced today that it has increased to $60 million its existing senior secured credit facility with Deutsche Bank Trust Company Americas.

     "We believe this larger credit facility is a testament to Grubb & Ellis' improving balance sheet and overall financial performance," said Mark E. Rose, Chief Executive Officer of Grubb & Ellis Company. "The Company is committed to growth and with this $60 million credit facility, Grubb & Ellis now has additional financial flexibility to implement a business strategy that reinforces its commitment to client service and that also is designed to create long-term value for its shareholders."

     The amended facility expands the Company's three-year, $40 million credit facility originally entered into with Deutsche Bank in June 2004. It also extends the term of the facility by one year to June 2008, and provides the Company with an option to extend the term for an additional 12 months through June 2009.

     Under the terms of the amended credit facility, proceeds can be used for working capital purposes, strategic acquisitions and to buy back an increased amount of the Company's common stock. The Company has no immediate plans regarding the use of any of the proceeds from the additional capacity.

     The amended facility increases the Company's existing $15 million revolving line of credit, none of which is currently outstanding, to $35 million and leaves unchanged the $25 million term loan portion of the facility. In addition, under the new facility, the Company will no longer be subject to any amortization with respect to the $25 million term loan. Other principal economic terms and conditions of the facility remain substantially unchanged.



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03/31/05
GRUBB & ELLIS COMPANY EXPANDS CREDIT FACILITY TO $60 MILLION



GRUBB & ELLIS COMPANY

With access to collective resources of more than 9,000 people in over 200 offices in more than 30 countries, Grubb & Ellis is one of the world's leading providers of integrated real estate services. The Company provides a full range of real estate services, including transaction, management and consulting services, to users and investors worldwide through its domestic offices and affiliates throughout North America as well as with a global strategic alliance with Knight Frank, one of the leading property consulting firms in Europe, Africa and Asia Pacific. For more information, visit the Company's Web site at www.grubb-ellis.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to: issues affecting real estate on both a national and local basis; the Company's ability to implement a business strategy; general economic conditions; the ability of the Company to effectively respond to changing market conditions; and, other factors that are discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2004 and the Company's quarterly report on Form 10-Q for the three (3) month periods ended September 30, 2004 and December 31, 2004.




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